UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

Qlik Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2013, Qlik Technologies Inc. (“QlikTech”) and William G. Sorenson entered into a Separation Agreement and General Release (the “Separation Agreement”) in connection with Mr. Sorenson’s resignation as an employee of QlikTech effective as of July 31, 2013. Mr. Sorenson’s resignation was previously announced in QlikTech’s Current Report on Form 8-K filed on February 14, 2013.

Under the Separation Agreement, QlikTech has agreed to (i) fully accelerate the vesting of options to purchase an aggregate of 37,500 shares of QlikTech’s common stock and (ii) amend the outstanding stock option agreements between QlikTech and Mr. Sorenson to permit him to exercise the stock options to the extent vested as of the last day of his employment through April 1, 2014. The Separation Agreement also provides for a general release of claims by Mr. Sorenson.

The description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.45 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.45	Separation Agreement and General Release dated July 29, 2013 by and between William G. Sorenson and QlikTech Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ Timothy J. MacCarrick
Name: Timothy J. MacCarrick
Title: Chief Financial Officer and Treasurer

Dated: July 29, 2013